                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            THE B.F.GOODRICH COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
               Not Applicable

  (2) Aggregate number of securities to which transaction applies:
               Not Applicable

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

  (4) Proposed maximum aggregate value of transaction:
               Not Applicable

  (5) Total fee paid:
               Not Applicable

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
               Not Applicable

  (2) Form, Schedule or Registration Statement No.:
               Not Applicable

  (3) Filing Party:
               Not Applicable

  (4) Date Filed:
               Not Applicable

   BF Goodrich Logo
   BF Goodrich Logo

                                                                      NOTICE  OF
                                                                            1999
                                                                 ANNUAL  MEETING
                                                                OF  SHAREHOLDERS
                                                                             AND
                                                                PROXY  STATEMENT

THE BFGOODRICH COMPANY                                          BF GOODRICH LOGO

4020 Kinross Lakes Parkway
Richfield, Ohio 44286-9368

NOTICE TO SHAREHOLDERS

  THE ANNUAL MEETING OF SHAREHOLDERS of The B.F.Goodrich Company, a New York corporation, will be held in the Versailles Suite on the second floor of The St. Regis Hotel, Two East 55th Street, New York, New York on April 19, 1999, at 10:30 A.M. to:

  1. Elect eleven Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

  2. Consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Independent Auditors for the Company for the year 1999.

  3. To reauthorize the Company's Stock Option Plan.

  4. To transact such other business as may properly come before the meeting.

  Information with respect to the above matters is contained in the Proxy Statement attached to this Notice.

  The Board of Directors has fixed March 1, 1999 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only holders of record at the close of business on that date shall be entitled to notice of and to vote at the meeting or any adjournment thereof.

  A proxy for use at the meeting in the form accompanying this Notice is hereby solicited on behalf of the Board of Directors of the Company from holders of Common Stock. Shareholders may withdraw their proxies at the meeting should they be present and desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.

  IT IS IMPORTANT THAT EVERY SHAREHOLDER BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES OWNED. TO MINIMIZE EXPENSE ASSOCIATED WITH COLLECTING PROXIES, PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY.

Dated March 4, 1999                           By Order of the Board of Directors
                                                   Nicholas J. Calise, Secretary

                             THE BFGOODRICH COMPANY

                                PROXY STATEMENT

  THE ACCOMPANYING PROXY, WHICH MAY BE REVOKED BY THE SHAREHOLDER GIVING IT, IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The Annual Meeting of Shareholders of The B.F.Goodrich Company will be held in the Versailles Suite on the second floor of The St. Regis Hotel, Two East 55th Street, New York, New York at 10:30 A.M. on April 19, 1999.

  All shareholders of record of Common Stock at the close of business on March 1, 1999 will be entitled to notice of and to vote at the meeting. There were 74,428,972 shares outstanding on such date, and each share is entitled to one vote. There are no cumulative voting rights. All of the shares represented by proxies submitted by such shareholders, and not revoked by them, will be voted on all matters presented for a vote. Proxies for shares of Common Stock will also represent shares held under the Company's Dividend Reinvestment Plan. Proxies will also be considered to be voting instructions to the Plan Trustee with respect to shares held in accounts under The B.F.Goodrich Company Retirement Plus Savings Plan and similar plans of subsidiaries. If participants in any such plan also are shareholders of record with the same account information, they will receive a single proxy which will represent all shares. If the account information is different, then the participants will receive separate proxies. Participants in other Company employee benefit plans will receive separate proxies.

  The expense of soliciting these proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by facsimile, by Officers, Directors, and employees of the Company. The Company will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies. The Company has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005-4495, to assist in the solicitation of proxies from shareholders, including brokers, custodians, nominees, and fiduciaries, and will pay that firm fees presently estimated at $8,500 for its services, plus the firm's expenses and disbursements.

  The Annual Report of the Company for 1998, including financial statements, is being mailed with this proxy statement to each holder of record of the Company's Common Stock. An additional copy will be furnished to any shareholder upon request. The approximate date on which this proxy statement and the accompanying proxy will first be mailed to shareholders is March 4, 1999. The principal executive offices of the Company are located at 4020 Kinross Lakes Parkway, Richfield, Ohio 44286-9368.

                           VOTE REQUIRED FOR APPROVAL

  The eleven nominees for Director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. All other matters to be voted upon at the meeting, including the ratification of the appointment of independent auditors and reauthorization of the Stock Option Plan will be decided by a majority of the votes cast "for" or "against" approval. Consequently, abstentions, broker non-votes and failure to vote will have no effect on the election of directors, ratification of the appointment of independent auditors, adoption of the Stock Option Plan and any other matter submitted to a vote at this meeting.

                           PROPOSALS TO SHAREHOLDERS

                            1. ELECTION OF DIRECTORS

  One of the purposes of the meeting is the election of eleven Directors to hold office until the next Annual Meeting of Shareholders in 2000 and until their respective successors are elected and qualified. It is intended that the accompanying proxy will be voted for the election of the eleven nominees named on the following pages, all of whom are now Directors and whose terms expire in April 1999.

  All nominees have indicated that they are willing to serve as Directors if elected. If any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such person as may be designated by the Board of Directors to replace such nominee.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES FOR DIRECTOR.

                                        NOMINEES FOR ELECTION

                            DAVID L. BURNER, age 59 -- Director since December 4, 1995.
DAVID L. BURNER PHOTO       CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT, THE
                            BFGOODRICH COMPANY. Mr. Burner received his BSC degree from
                            Ohio University. He joined The BFGoodrich Company in 1983 as the Financial Vice President of the Engineered Products
                            Group. Later that year he became Vice President and General
                            Manager of the Off-Highway Braking Systems Division and in
                            1985 became an Executive Vice President of the Aerospace and
                            Defense Division. In February 1987 Mr. Burner became
                            President of that Division, which is now BFGoodrich
                            Aerospace. He was elected a Senior Vice President of the
                            Company in April 1990 and Executive Vice President in Octo-
                            ber 1993. He joined the Office of the Chairman in July 1994, was elected President of the Company in December 1995, Chief
                            Executive Officer in December 1996 and Chairman in 1997. Mr.
                            Burner began his career with Arthur Andersen & Co. Mr.
                            Burner is a member of the Board of Directors of Brush
                            Wellman Inc. and Milacron Inc. He is also Chairman of The
                            Ohio Aerospace Institute, a member of The Business
                            Roundtable, The Greater Cleveland Growth Association, The
                            Ohio Business Roundtable and is a Trustee of The Ohio
                            University Foundation.

                            DIANE C. CREEL, age 50 -- Director since December 22, 1997.
 DIANE C. CREEL PHOTO       CHIEF EXECUTIVE OFFICER AND PRESIDENT, EARTH TECH, an
                            international consulting engineering firm headquartered in
                            Long Beach, California. Ms. Creel has a B.A. and M.A. from the University of South Carolina. Ms. Creel has served as
                            Chief Executive Officer and President of Earth Tech since
                            January 1993. Prior thereto, she served as Chief Operating
                            Officer of Earth Tech since 1987 and Vice President since
                            1984. Before joining Earth Tech, Ms. Creel was director of business development and communications for CH2M Hill from
                            1978-1984. Prior to that, Ms. Creel was manager of
                            communications for Caudill Rowlett Scot, Houston, Texas from
                            1976 to 1978, and director of public relations for LBC&W,
                            Architects-Engineers-Planners, Columbia, South Carolina from
                            1971-1976. Ms. Creel currently serves on the Board of
                            Directors of Allegheny Teledyne, Inc., the Corporations and
                            Trusts which comprises the Fixed Income Fund of the American
                            Funds Group of Capitol Management Corporation. She serves on the Board of Advisors of the Enterpreneurial Studies Center
                            at the Anderson Graduate School of Management, UCLA and the
                            Harvard University Environmental Health Council.

                            GEORGE A. DAVIDSON, JR., age 60 -- Director since April 15,
 GEORGE A. DAVIDSON,        1991.
      JR. PHOTO             CHAIRMAN AND CHIEF EXECUTIVE OFFICER, CONSOLIDATED NATURAL
                            GAS COMPANY, a natural gas holding company. Mr. Davidson is a graduate of the University of Pittsburgh with a degree in petroleum engineering. He has been associated with Consoli-
                            dated Natural Gas since 1966. He became Vice Chairman of
                            Consolidated Natural Gas in October 1985 and served in that position until January 1987, when he assumed the additional responsibility of Chief Operating Officer. In May 1987 Mr.
                            Davidson became Chairman and Chief Executive Officer. Mr.
                            Davidson is a director of Consolidated Natural Gas Company and PNC Bank Corp. He serves on the National Petroleum
                            Council and the Allegheny Conference on Community Develop-
                            ment. Mr. Davidson is a director of the American Gas
                            Association, the Pittsburgh Foundation and Chairman of the
                            Board of The Pittsburgh Cultural Trust. Mr. Davidson is a
                            Trustee of the University of Pittsburgh and is the Chairman
                            Emeritus of the Pittsburgh Civic Light Opera Board.

                                        NOMINEES FOR ELECTION

                          JAMES J. GLASSER, age 64 -- Director since April 15, 1985.
 JAMES J.GLASSER PHOTO    CHAIRMAN EMERITUS, GATX CORPORATION, a transportation, storage, leasing and financial services company. Mr. Glasser holds a bachelor of arts degree from Yale University and a doctor of jurisprudence degree from Harvard Law School. He joined GATX Corporation in
                          1961 and served in various executive capacities becoming President in 1974, Chairman of the Board and Chief Executive Officer in 1978, and Chairman Emeritus in April 1996. He is
                          a Director of Harris Bankcorp, Inc., Harris Trust and Savings Bank and Mutual Trust Life
                          Insurance Co. Mr. Glasser is also a Director of the Chicago Association of Commerce &
                          Industry, Chicago Central Area Committee, Chicago Music and Dance Theatre, Lake Forest
                          Hospital, Chicago Horticultural Society, Northwestern Memorial Corporation, Voices for
                          Illinois Children and a Trustee of Better Government Association, Chicago Zoological
                          Society and the University of Chicago and is Chairman of the Executive Committee of the
                          Chicago Community Trust.

                          JODIE K. GLORE, age 52 -- Director since September 15, 1997.
  JODIE K. GLORE PHOTO    PRESIDENT AND CHIEF EXECUTIVE OFFICER OF IOMEGA CORPORATION, a designer, manufacturer and marketer of smart portable data storage solutions for personal computers and other markets. Mr. Glore received his B.S. in engineering from the United States Military
                          Academy at West Point, N.Y. and a M.S. in industrial and labor relations from the
                          University of Oregon. Mr. Glore became President and Chief Executive Officer of Iomega
                          Corporation in October 1998. Previously, Mr. Glore held a number of executive positions with Rockwell International Inc. He joined Allen-Bradley, now part of Rockwell
                          Automation, in 1979 and held several management positions in new product development and marketing. In 1985 he left Allen-Bradley and joined Square D Company and held various management positions, the most recent being Corporate Vice President of Sales and
                          Marketing. In 1992 Mr. Glore rejoined Allen-Bradley as Senior Vice President for the
                          Automation Group. He was appointed President of Allen-Bradley in 1994 and in 1995 he assumed the additional title of Chief Operating Officer for Rockwell Automation. In 1995
                          he was also elected Senior Vice President of Rockwell International and a member of its
                          Corporate Strategy Committee. Mr. Glore is a director of Iomega Corporation and several non-profit organizations.

                          DOUGLAS E. OLESEN, age 60 -- Director since October 1, 1996.
DOUGLAS E. OLESEN PHOTO   PRESIDENT AND CHIEF EXECUTIVE OFFICER, BATTELLE MEMORIAL INSTITUTE, a worldwide technology organization, working for government and industry. Dr. Olesen earned his B.S.,
                          M.S. and Ph.D. degrees in Civil Engineering at the University of Washington. In 1963 Dr.
                          Olesen joined Boeing Aircraft Company as a Research Engineer and assisted in developing and testing closed life-support systems for long-term space missions. He joined Battelle
                          Memorial Institute, Northwest Labs, in Richland, Washington in 1967 and served in a series of management positions. Dr. Olesen was named Vice President and Director of the
                          Northwest Division in 1979. In 1984 he became Executive Vice President and Chief
                          Operating Officer of the Battelle Memorial Institute in Columbus, Ohio. Three years later he was elected President and Chief Executive Officer. Currently he serves as a Director of Columbia Energy Group, Inc. and its subsidiary, Columbia Gas-Ohio. He is active in numerous community organizations.

                                                  NOMINEES FOR ELECTION

RICHARD DE J. OSBORNE PHOTO      RICHARD DE J. OSBORNE, age 64 -- Director since April 15, 1996.
                                 Chairman and Chief Executive Officer, ASARCO Incorporated, a leading pro-
                                 ducer of nonferrous metals. Mr. Osborne received an A.B. in economics from
                                 Princeton University. He joined ASARCO in 1975 as Vice President of Finance and
                                 Chief Financial Officer. He became an Executive Vice President in 1977 and President in 1982. He became Chairman and Chief Executive Officer in 1995 and relinquished the position of President in 1998. Prior to joining ASARCO, Mr. Osborne had been an
                                 Executive Vice President of Finance and Business Development at Fairchild Camera
                                 and Instrument Corporation and held various executive positions in finance, planning and management at IBM Corporation. Mr. Osborne is a Director of ASARCO and is
                                 also Chairman of the Board (non executive) and a Director of Southern Peru Copper
                                 Corporation and a Director of Birmingham Steel Corporation, NACCO Industries, Inc.,
                                 Schering-Plough Corporation and The Tinker Foundation.

ALFRED M. RANKIN, JR. PHOTO      ALFRED M. RANKIN, JR., age 57 -- Director since April 18, 1988.
                                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, NACCO INDUSTRIES, INC., an
                                 operating holding company with interests in the mining and marketing of lignite, manufacturing and marketing of forklift trucks, and the manufacturing and marketing of small household electric appliances. Mr. Rankin holds a Bachelor of Arts degree in economics from Yale University, and a juris doctor degree from the Yale Law
                                 School. He joined NACCO Industries in February 1989 as President and Chief Operating
                                 Officer and became President and Chief Executive Officer in May 1991. He assumed the additional title of Chairman in May 1994. Previously, Mr. Rankin served in a number of management positions with Eaton Corporation, with the most recent being Vice
                                 Chairman and Chief Operating Officer from April 1986 to February 1989. He is a director of NACCO Industries, Inc., The Standard Products Company and The Vanguard
                                 Group. He is a trustee of Cleveland Tomorrow, the Cleveland Museum of Art, the
                                 Musical Arts Association and University Hospitals of Cleveland.

                                 ROBERT H. RAU, age 62 -- Director since December 22, 1997.
  ROBERT H. RAU PHOTO            RETIRED PRESIDENT, AEROSTRUCTURES GROUP, BFGOODRICH AEROSPACE, THE BFGOODRICH
                                 COMPANY. Mr. Rau received a B.A. in Business Administration from Whittier College.
                                 Prior to the Company's merger with Rohr, Inc. in December 1997, Mr. Rau was
                                 President and Chief Executive Officer of Rohr, Inc. from 1993-1997. Before joining
                                 Rohr, he was an Executive Vice President of Parker Hannifin Corporation and, for the
                                 ten years prior to 1993, had served as President of the Parker Bertea Aerospace segment of Parker Hannifin. He joined Parker Hannifin in 1969 and held positions in finance, program management and general management. Mr. Rau is a member of the Board of Directors of HCC Industries, Inc., Primtex Technologies, Inc. and Willis Lease
                                 Finance Corp. In addition, Mr. Rau is a past member of the Board of Governors of the
                                 Aerospace Industries Association, a past Chairman of the General Aviation
                                 Manufacturers Association and a member of the Board of Trustees of Whittier College.

                                        NOMINEES FOR ELECTION

                            JAMES R. WILSON, age 58 -- Director since December 22, 1997
JAMES R. WILSON PHOTO       CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE
                            OFFICER, CORDANT TECHNOLOGIES INC., formerly known as
                            Thiokol Corporation, a leading producer of solid propellant rocket motors and high performance fasteners used in
                            commercial aircraft and industrial applications. Cordant
                            also owns 85 percent of Howmet International Inc., a
                            manufacturer of components for aircraft and industrial gas turbine engines. Mr. Wilson holds a B.A. degree from the
                            College of Wooster and an M.B.A. degree from Harvard
                            University. Mr. Wilson assumed the position of Chairman of
                            Thiokol Corporation in October 1995 and the position of
                            President and Chief Executive Officer in October 1993. Mr.
                            Wilson joined Thiokol in July 1989 as Vice President and
                            Chief Financial Officer and was named Executive Vice
                            President in October 1992. Prior to joining Thiokol in 1989,
                            Mr. Wilson served as Chief Financial Officer for Circuit
                            City Stores from 1987-1988, and as Executive Vice President and Chief Financial Officer for Fairchild Industries, Inc.
                            from 1982-1987. Earlier, he held various financial
                            management positions at Textron Inc. He is also a director of Cooper Industries, Inc., First Security Corporation, a
                            director and Chairman of the Board of Howmet International
                            Inc., and a trustee of the College of Wooster, Wooster,
                            Ohio.
                            A. THOMAS YOUNG, age 60 -- Director since April 17, 1995.
A. THOMAS YOUNG PHOTO       RETIRED EXECUTIVE VICE PRESIDENT, LOCKHEED MARTIN
                            CORPORATION, an aerospace and defense company. Mr. Young is a graduate of the University of Virginia with bachelor
                            degrees in aeronautical engineering and mechanical
                            engineering, and of the Massachusetts Institute of
                            Technology with a master's degree in management. Mr. Young was with the National Aeronautics and Space Administration from 1961 to 1982, serving in a number of management
                            positions including Mission Director of the Project Viking
                            Mars landing program and Director of the Goddard Space
                            Flight Center. In 1982 he joined Martin Marietta as Vice
                            President of Aerospace Research and Engineering, later
                            became Senior Vice President and President of Martin
                            Marietta Electronics & Missiles Group and Executive Vice
                            President. He became President and Chief Operating Officer in January 1990, Executive Vice President of Lockheed Martin
                            Corporation in March 1995 and retired in July of that year.
                            Mr. Young is a director of Potomac Electric Power Company, and Science Applications Informational Corp. Mr. Young is
                            also a Fellow of the American Astronautical Society, the
                            American Institute of Aeronautics and Astronautics, Chairman
                            of the Executive Committee of the Business Committee for the
                            Arts and a member of the National Academy of Engineering.

                              ADDITIONAL DIRECTORS

  The Company has entered into an agreement to merge with Coltec Industries Inc which will result in Coltec becoming a wholly-owned subsidiary of the Company. As provided in the merger agreement, the Company has elected John W. Guffey, Jr. Chief Executive Officer of Coltec and David I. Margolis and William R. Holland, two of the existing directors of Coltec, to become directors of BFGoodrich effective with the merger with Coltec. A special meeting of shareholders will be held to approve the issuance of the shares of the Company in connection with the merger. A separate proxy statement in connection with this transaction will be sent to the BFGoodrich shareholders. If the merger is consummated then these directors will serve until the annual meeting of shareholders in 2000.

  A description of the directors follows:

  Directors whose election is contingent upon merger with Coltec Industries Inc:

                            JOHN W. GUFFEY, JR., age 61.
  JOHN W. GUFFEY JR.        CHAIRMAN AND CHIEF EXECUTIVE OFFICER, COLTEC INDUSTRIES INC,
        PHOTO               an aerospace and industrial products company. Mr. Guffey
                            received a bachelor of engineering degree from Youngstown
                            State University. He became President of Garlock Mechanical
                            Packaging Division of Coltec in 1985 and Group President in
                            1987. Mr. Guffey became President and Chief Operating
                            Officer of Coltec in 1991. He was named Chairman and Chief
                            Executive Officer in 1995. Mr. Guffey is a Director of
                            Coltec Industries, Gleason Corporation and is a Trustee of
                            the Manufacturers Alliance.

                            WILLIAM R. HOLLAND, age 60.
  WILLIAM R. HOLLAND        CHAIRMAN AND CHIEF EXECUTIVE OFFICER, UNITED DOMINION
        PHOTO               INDUSTRIES, a diversified manufacturing company. Mr. Holland has bachelor of art and juris doctorate degrees from the
                            University of Denver. He joined United Dominion in 1973 as
                            Vice President and General Counsel. He has held various
                            executive positions and has served as Chairman and Chief
                            Executive Officer since 1987. Mr. Holland is a Director of
                            Coltec Industries Inc, J. A. Jones Construction Co. and
                            Lance Inc. He is a member of the Board of Commissioners of
                            Carolinas HealthCare System and a Trustee of the
                            Manufacturers Alliance.

                            DAVID I. MARGOLIS, age 69.
  DAVID I. MARGOLIS         RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER, COLTEC
        PHOTO               INDUSTRIES INC, an aerospace and industrial products
                            company. Mr. Margolis received a bachelor and master of
                            business administration degrees from the College of the City of New York. Mr. Margolis joined Coltec in 1963 as Financial
                            Vice President and Treasurer. He held various executive
                            positions and became Chairman and Chief Executive Officer in
                            1985. Mr. Margolis retired in 1995. Mr. Margolis is a
                            Director of Burlington Industries, Coltec Industries Inc,
                            Fort Howard Corporation and OFFITBANK. He is also a member of the Board of Overseers of New York University Stern
                            School of Business, Trustee of Presbyterian Hospital in the
                            City of New York and a member of the Council of Foreign
                            Relations.

                               RETIRING DIRECTORS

  Jeanette Grasselli Brown, a Director since 1991, will retire as of the 1999 Annual Meeting of Shareholders. Her wise counsel and able assistance will be missed.

                                 OTHER NOMINEES

  Under provisions of the Company's By-Laws any shareholder of the Company entitled to vote for the election of directors may make nominations for director if such shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Consequently for the 1999 Annual Meeting such notice must be received between December 21, 1998 and January 20, 1999. The notice will provide the name, age, principal occupation or employment of each proposed nominee and a brief description of any arrangement or understanding between the nominee and others relating to why he or she was selected as a nominee, in addition to any other information required by the proxy regulations promulgated by the Securities and Exchange Commission. The notice shall include the proposed nominee's written consent to serve as a director if elected. The notice shall also provide (i) the name and address of the shareholder proposing the nominee as well as any other shareholders believed to be supporting such nominees, and (ii) the number of shares of each class of stock of the Company owned by such shareholders. No person is eligible for election as a director unless nominated in accordance with the procedures contained in the By-Laws. See Appendix A for the full text of the relevant section of the By-Laws. The Company has not received any notice of additional nominees for director.

   HOLDINGS OF COMPANY EQUITY SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

  The table below sets forth information with respect to the number of shares of the Company's Common Stock beneficially owned by Directors and Officers of the Company as of January 31, 1999.

                                                          DIRECTORS'                                      AMOUNT AS TO WHICH
                                                           DEFERRED                                            THERE IS
                           AMOUNT AND                    COMPENSATION      LONG TERM                   -------------------------
                             NATURE        DIRECTORS'        PLAN        INCENTIVE PLAN                                 SOLE
        NAME OF           OF BENEFICIAL     PHANTOM        PHANTOM          PHANTOM         PERCENT    SOLE VOTING   INVESTMENT
    BENEFICIAL OWNER      OWNERSHIP(1)    SHARES(3)(4)   SHARES(3)(4)     SHARES(4)(5)    OF CLASS(2)     POWER         POWER
    ----------------      -------------   ------------   ------------    --------------   -----------  -----------   ----------
Jeanette Grasselli Brown       2,000          5,774           496                --            *             2,000       2,000
David L. Burner              298,664             --            --            21,267            *            50,964      39,809
Diane C. Creel                   206            773           496                --            *               206         206
George A. Davidson, Jr.        3,000          5,774           496                --            *             3,000       3,000
James J. Glasser               2,000             --           496                --            *             2,000       2,000
Jodie K. Glore                   200            773           694                --            *               200         200
Marshall O. Larsen           181,377             --            --            13,048            *            27,277      14,498
Douglas E. Olesen                887          1,490           496                --            *               887         887
Richard de J. Osborne          1,076          1,490           496                --            *             1,076(6)     1,076(6)
David B. Price, Jr.          124,914             --            --            12,123            *            39,114      39,064
Alfred M. Rankin, Jr.          1,000          2,177           496                --            *             1,000       1,000
Robert H. Rau                 48,548             --            --                --            *             3,500(7)     3,500(7)
Les C. Vinney                 87,767             --            --             3,801            *            35,549      35,549
James R. Wilson                4,692            773           893                --            *             4,692       4,692
A. Thomas Young                1,000          2,177           893                --            *             1,000       1,000
19 Directors and
  Officers                   910,041         21,201         5,952            72,225          1.5%          330,157     170,557
  as a Group

* Less than 1%.

(1) Includes the approximate number of shares credited to the individuals' accounts in the Company's Retirement Plus Savings Plan, the Company's matching portion of which is subject to vesting requirements. Includes shares not presently owned by the individuals but which are subject to stock options exercisable within sixty days as follows: D. L. Burner, 247,700 shares; R. H. Rau, 219,100 shares; M. O. Larsen, 154,100 shares; D. B. Price, Jr., 85,800 shares; and L. C. Vinney, 52,218 shares; and Directors and Officers as a group, 913,364 shares. All ownership is direct, except Mr. Rau owns 44,176 and all Officers and Directors own 45,176 shares indirectly.

(2) Does not include Directors' Phantom Shares or Directors' Deferred Compensation Plan.

(3) Number of Phantom Shares awarded under Directors' Phantom Share Plan and Deferred Compensation Plan, see "Board of Directors -- Compensation of Directors".

(4) Phantom shares are not outstanding and there is no voting or investment authority.

(5) Phantom shares credited under the Long Term Incentive Shares are subject to achievement performance goals.

(6) Shared voting and investment power.

(7) Shared voting and investment power as to 44,176 shares.

                       BENEFICIAL OWNERSHIP OF SECURITIES

  The table below sets forth information known to the Company with respect to persons who are the beneficial owner of more than 5% of the Company's Common Stock as of December 31, 1998. The shares are directly owned except that the shares in the Company's benefit plans are held of record, but not beneficially, by the Plan's Trustee.

             NAME AND ADDRESS
            OF BENEFICIAL OWNER                AMOUNT       PERCENT OF CLASS
            -------------------                ------       ----------------
Fidelity Management Trust Company, Trustee
  82 Devonshire Street
  Boston, MA 02109
     The BFGoodrich Company Retirement        5,978,032           8.04%
       Plus Savings Plan and other
       Company plans(1)
Morgan Stanley Dean Witter & Co.(2)           4,352,663           5.85%
  1585 Broadway
  New York, NY 10036

(1) Participants have voting rights; Trustee is to vote shares for which it does not receive any voting instructions in the same ratio as shares as to which it does receive voting instructions.

(2) Has shared voting power as to 4,287,648 shares and shared dispositive power as to all shares.

                         COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

  The Compensation Committee and the Company are committed to the philosophy that pay should be linked to Company performance so that the interests of executives are aligned with the interests of shareholders. This philosophy is supported by the following guiding principles for the Company's compensation programs:

     - A significant portion of pay will be dependent on the Company's annual and long-term performance including creation of shareholder value.

     - To the degree possible, compensation programs will be designed to use stock-based incentives in order to link shareholder and executive interests and to encourage stock ownership by executives.

     - A greater percentage of total compensation will be performance-based and variable (versus fixed compensation) than competitive practices might suggest.

     - Total cash compensation is to be above the median and nearing the 75th percentile of major industrial companies when the variable compensation elements are earned and be substantially below the median when the variable compensation elements are not earned. The Company intends to provide total compensation commensurate with performance -- when there is good performance, compensation levels will compare favorably with other companies, and when performance is below expectations, compensation levels will be below the average of other companies.

  The Company's compensation program consists of three elements: annual base salary, annual cash bonus incentive compensation and long-term incentives. To assist it in performing its duties, the Committee meets periodically with compensation consultants.

SURVEY DATA

  The Compensation Committee establishes compensation programs, in part, on the basis of competitive factors. It considers both broad-based surveys of large industrial companies and industry-specific surveys. The principal broad-based surveys relied upon include preselected, national samples of companies developed by compensation consultants, which the Committee has used for a number of years.

  The principal industry-specific survey utilized is that of selected aerospace and chemical companies, which the Committee has used for a number of years. There is some overlap among the different survey groups. No separate survey is constructed that includes only those companies comprising the different indices used in the stock price performance graph, although some of those companies are contained in the other surveys. The same surveys are used in determining competitive levels of base salary as well as various forms of incentive compensation.

  The Committee has established the target level for long-term incentive compensation to be approximately 110% of the survey data median when the Company achieves its financial goals. The Committee established guidelines for long-term compensation to achieve this target range a number of years ago, and will periodically reevaluate the guidelines.

BASE SALARY

  The Company's base salary policy is intended to insure that compensation practices are competitive within relevant industries and with major industrial companies. The Compensation Committee believes that the middle of the salary range for BFGoodrich executives should be at the median base salary of comparable industrial companies. The Compensation Committee establishes the annual base salary for Company officers at the level of executive vice president or higher and approves salary midpoint levels and percentage increases in those levels for other executive positions in the Company. The salary range for each position is from 25% below the midpoint to 25% above the midpoint.

INCENTIVE COMPENSATION

  Incentive compensation is intended to motivate and retain qualified individuals who have the opportunity to influence Company results significantly and enhance shareholder value. The philosophy for incentive compensation plans is to provide awards when financial objectives are achieved and provide reduced or no awards when the objectives are not achieved. Incentive compensation programs are divided into two types -- annual cash bonus and long-term incentive compensation. Generally speaking, the higher an individual's level within the Company, the greater the percentage of his or her potential total compensation is represented by incentive compensation.

ANNUAL INCENTIVE COMPENSATION

  An individual's annual cash bonus target is expressed as a percentage of his or her salary range midpoint, with the percentages of salary midpoint increasing with the level of the job. A total target incentive pool is created for the corporate staff, for each major business segment and for designated groups or divisions within each segment. For 1998 the total target incentive pools are further divided into two different financial performance pools for the corporate staff and for each of the operating segments. Incentive payments can range from 50% of the target amount when the threshold financial objective of the corporate staff and major business segments is achieved, to a maximum of 150% of the target when the maximum financial objective is achieved. In 1998, the threshold financial objective for the corporate staff and for each of the operating segments ranged from 91.3% to 92.5% of target and the maximum financial objective ranged from 108.8% to 110% of target. No bonus will be paid if a minimum financial performance is not achieved.

  In 1998 corporate staff financial goals were based 60% upon earnings per share and 40% return on equity. Operating segment financial goals were based 60% upon segment net income and 40% upon segment return on equity. Individual awards are made based upon individual performance within a range established with reference to achievement of the financial goals.

1998 RESULTS

  The corporate staff achieved 124%, the Aerospace segment achieved 150% and the Performance Materials segment only achieved 40% of their respective goals. No annual incentive compensation was paid to participants in the Performance Materials segment. The Segment Presidents have one-half of their annual incentive bonus related to their respective segment performance and one-half related to total Company performance.

LONG-TERM INCENTIVE COMPENSATION

  Currently, long-term incentive compensation at the Company consists of a performance-related plan based on a three-year measuring cycle and stock options.

  The Compensation Committee adopted the Long-Term Incentive Plan in 1992, which is based on the Stock Option Plan. There were 67 participants on December 31, 1998.

  Currently, the Committee makes awards every year, based on overlapping three-year performance cycles. At the beginning of each three-year cycle, the Committee establishes the performance goals, which for the 1998-2000 awards was Company return on equity. Grants are credited as phantom Performance Shares in a book account for each participant. Each phantom Performance Share is equivalent to one share of BFGoodrich common stock. Participants will be entitled to a payout of shares at the end of each Plan cycle only if the threshold performance standard is met. The number of shares to be received will range from 50% to 150% of the total phantom Performance Share account (including shares credited through dividend equivalents). Awards will be paid in actual BFGoodrich common shares.

  Guidelines establish a target award of Performance Shares with the aggregate market value of the shares awarded based upon a percentage of salary midpoint depending upon the individual's position level within the Company -- the higher the position level the greater the percentage. The determination of whether to make an award is dependent upon the individual's past performance and expectations of future performance.

  The Stock Option Plan is administered by the Compensation Committee. The Plan provides that options may not be granted at less than 100% of fair market value and that options may not be repriced. The Committee has established a target award for individuals based upon the aggregate exercise price of the options granted as a percentage of salary midpoint -- the higher the salary midpoint, the greater the percentage. The actual award is dependent upon the individual's past performance and expectation of future performance. In 1998, the Committee granted stock options to 193 executives.

  With respect to the Executive Vice Presidents, the Committee considers the recommendation of the Chief Executive Officer in determining the level of awards of long-term incentive compensation. It also considers its own impression of the individuals since the members have ample opportunity to observe their performance. With respect to other executives who receive long-term incentive compensation, the Committee makes the determination of the appropriate awards, but generally considers the recommendation of management in making the specific award within the established guidelines. The Committee has available information as to the level of past awards and individual stock ownership of the executive officers. The Committee has endorsed a management recommendation establishing stock ownership guidelines for participants in the Long-Term Incentive Plan at a multiple of their base salary. The multiple varies from between .75 to 4 times salary, with the multiple increasing with one's level within the Company. Individuals are given five years to achieve the target ownership levels. The factors considered in making the awards for the Chief Executive Officer are discussed below.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

  The Omnibus Budget Reconciliation Act of 1993 established a disallowance of deductions for tax purposes for certain employee remuneration in excess of $1 million per year beginning in 1994. Under the Internal Revenue Service regulations, the Company believes all compensation to be earned in 1998 and all existing awards under the Company's long-term incentive plans will be fully deductible for Federal income tax purposes.

CHIEF EXECUTIVE OFFICER

  In determining the base salary established for David L. Burner, the Chief Executive Officer, the Compensation Committee took into account surveys of base compensation of chief executive officers of other major industrial companies. The Committee considered his leadership and key contributions to the overall financial performance of the Company, and the Company's progress towards achieving important strategic objectives.

  Mr. Burner and three Executive Vice Presidents do not participate in the Management Incentive Program. Instead, they participate in the Senior Executive Management Incentive Plan, which is designed to meet the Federal income tax deductibility rules of the Internal Revenue Code. As required by the Code, the plan requires that any award be based upon an objective formula established at the beginning of the year. A target award was established, based on the same criteria as the Management Incentive Program. For 1998 Mr. Burner received $584,110, or 99% of his target amount.

  In 1998, Mr. Burner received options to purchase 63,900 shares. During 1998, Mr. Burner was awarded 20,700 Performance Shares under the 1998-2000 Long-Term Incentive Plan. The guidelines for awards for the Chief Executive Officer and the actual targets are the same as for other corporate officers. The Committee used the same factors to make these awards as it did in determining the other elements of Mr. Burner's compensation.

                                         The Compensation Committee
                                           George A. Davidson, Jr., Chairman
                                           James J. Glasser, Vice Chairman
                                           Jeanette Grasselli Brown
                                           Jodie K. Glore
                                           James R. Wilson

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                           ANNUAL COMPENSATION                COMPENSATION
                                                   -----------------------------------   ----------------------
                                                                                                 AWARDS              PAYOUT
                                                                                         ----------------------   ------------
                                                                                         SECURITIES
                 NAME AND                                                 OTHER ANNUAL   UNDERLYING     LTIP       ALL OTHER
                PRINCIPAL                                                 COMPENSATION    OPTIONS/     PAYOUT     COMPENSATION
                 POSITION                   YEAR   SALARY($)   BONUS($)       ($)         SARS(#)        ($)         ($)(1)
                ---------                   ----   ---------   --------   ------------   ----------   ---------   ------------
David L. Burner,                            1998    700,000    584,110       30,496        63,900           -0-       81,023
Chairman, President and                     1997    625,000    650,389       81,926        49,000     1,741,708       66,823
Chief Executive Officer                     1996    487,500    487,046       62,511        52,000           -0-       48,750
Robert H. Rau(2)                            1998    640,200    160,178       12,931           -0-           -0-      113,060
President, BFGoodrich                       1997    624,738    873,489       10,948           -0-           -0-    2,245,500(4)
Aerospace Aerostructures Group              1996    593,077    436,500       29,974           -0-           -0-        4,500
Marshall O. Larsen,                         1998    405,000    381,394       34,444        38,700           -0-       42,780
Executive Vice President and                1997    345,000    308,000       46,610        24,000       638,579       40,300
President, BFGoodrich Aerospace             1996    300,000    325,000       41,284        56,000           -0-       27,900
David B. Price, Jr.                         1998    370,000    140,807       27,743        35,800           -0-       22,020
Executive Vice President and                1997    172,500    157,000       21,264        50,000       326,192          949
President, BFGoodrich Performance           1996        -0-        -0-          -0-           -0-           -0-          -0-
Materials
Les C. Vinney(3)                            1998    275,833    187,736       17,341        11,600           -0-       26,616
Senior Vice President and                   1997    248,333    138,500       38,187        10,400       982,717       23,300
Chief Financial Officer                     1996    237,500    140,000       33,576        11,400           -0-       21,150

(1) With respect to Messrs. Burner, Larsen and Vinney, $9,600 represents the Company's contribution to the Retirement Plus Savings Plan, a tax-qualified defined contribution plan, and the balance represents Company contributions to a benefit restoration plan with respect to amounts in excess of the amount permitted to be contributed under the tax-qualified plan. With respect to Mr. Rau, the amount represents payment upon retirement for unused vacation.

(2) Mr. Rau was also President and Chief Executive Officer of Rohr, Inc., which became a wholly-owned subsidiary of BFGoodrich on December 22, 1997. Compensation prior to December 22, 1997 was paid by Rohr, Inc., as an independent company.

(3) Mr. Vinney was Vice President and Treasurer until April 20, 1998 and Senior Vice President -- Finance until July 15, 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK PRICE
                                          INDIVIDUAL GRANTS                           APPRECIATION FOR OPTION TERM
                       -------------------------------------------------------   --------------------------------------
                         NUMBER OF      % OF TOTAL
                        SECURITIES     OPTIONS/SARS
                        UNDERLYING      GRANTED TO
                       OPTIONS/SARS     EMPLOYEES     EXERCISE OR
                          GRANTED       IN FISCAL     BASE PRICE    EXPIRATION     0%
        NAME           (# OF SHARES)       YEAR         ($/SH)         DATE       ($)        5% ($)          10% ($)
        ----           -------------   ------------   -----------   ----------    ---     -------------   -------------
D. L. Burner               63,900          6.45%        41.4063       1/3/08     -0-          1,663,387       4,215,023
R. H. Rau                     -0-           -0-             N/A          N/A     N/A                N/A             N/A
M. O. Larsen               38,700          3.91         41.4063       1/3/08     -0-          1,007,404       2,552,761
D. B. Price, Jr.           35,800          3.61         41.4063       1/3/08     -0-            931,913       2,361,469
L. C. Vinney               11,600          1.17         41.4063       1/3/08     -0-            301,961         765,169
All Shareholders              N/A           N/A             N/A          N/A     -0-      1,935,833,312   4,905,402,012
All Optionees             990,700           100         41.9183       1/3/09     -0-         26,107,939      66,157,515

Optionee Gain
as % of all
Shareholder Gain              N/A           N/A             N/A          N/A     N/A               1.35            1.35

  The dollar amounts under the potential realizable value column are the result of calculations of assumed annual compound rates of appreciation over the ten-year life of the options in accordance with the proxy regulations of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No stock appreciation rights (SARs) were attached to these options. The options granted to the named individuals were immediately exercisable and were granted with limited stock appreciation rights which generally entitle the optionee to elect to receive the appreciation on the option in cash for a 60 day period following certain "change in control" events, as defined under "Management Continuity Agreements". The proposed merger with Coltec Industries Inc will not cause the limited stock appreciation rights to become exercisable.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                        NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING        VALUE OF
                                                                       UNEXERCISED     UNEXERCISED
                                                                      OPTIONS/SARS     IN-THE-MONEY
                                                                        AT FY-END      OPTIONS/SARS
                                                                      (# OF SHARES)   AT FY-END ($)
                                                                      -------------   --------------
                           SHARES ACQUIRED ON      VALUE REALIZED     EXERCISABLE/     EXERCISABLE/
          NAME                EXERCISE (#)              ($)           UNEXERCISABLE   UNEXERCISABLE
          ----             ------------------      --------------     -------------   --------------
D. L. Burner                     11,800               286,200            247,000/0       1,202,173/0
R. H. Rau                           -0-                   -0-            219,100/0       3,708,479/0
M. O. Larsen                      3,000                66,563            154,100/0         527,874/0
D. B. Price, Jr.                    -0-                   -0-             85,800/0               -0-
L. C. Vinney                      4,092               106,392         48,798/3,420     272,506/3,634

RETIREMENT PENSIONS

  The Company has in effect a pension plan for salaried employees which provides pensions payable at retirement to each eligible employee. The plan makes available a pension which is paid from funds provided through contributions by the Company and contributions by the employee, if any, made prior to 1972. The plan is not available to Directors other than those who are employees. The amount of an employee's pension depends on a number of factors including Final Average Earnings ("FAE") for the highest 48 consecutive months of an employee's earnings and years of credited service to the Company. The following chart shows the annual pension amounts currently available to employees who retire with the combinations of FAE and years of credited service shown in the chart, which should be read in conjunction with the notes following the chart. As of January 1, 1989 the plan generally provides a benefit of 1.15% of FAE times all years of pension credit plus 0.45% of FAE in excess of covered compensation times years of pension credit up to 35 years. In addition employees hired prior to January 1, 1990, will receive an additional pension credit of up to 4 years up to a maximum of 24 years of pension credit. Benefits become vested after 5 years of service.

                            1999 PENSION PLAN TABLE

  FINAL                        YEARS OF BENEFIT SERVICE
 AVERAGE   -----------------------------------------------------------------
EARNINGS      10         20         25         30         35          40
--------   --------   --------   --------   --------   --------   ----------
  100,000  $ 14,512   $ 29,025   $ 36,281   $ 43,537   $ 50,793   $   56,543
  150,000  $ 22,512   $ 45,025   $ 56,281   $ 67,537   $ 78,793   $   87,418
  200,000  $ 30,512   $ 61,025   $ 76,281   $ 91,537   $106,793   $  118,293
  250,000  $ 38,512   $ 77,025   $ 96,281   $115,537   $134,793   $  149,168
  300,000  $ 46,512   $ 93,025   $116,281   $139,537   $162,793   $  180,043
  350,000  $ 54,512   $109,025   $136,281   $163,537   $190,175   $  210,918
  400,000  $ 62,512   $125,025   $156,281   $187,537   $218,793   $  241,793
  450,000  $ 70,512   $141,025   $176,281   $211,537   $246,793   $  272,668
  500,000  $ 78,512   $157,025   $196,281   $235,537   $274,793   $  303,543
  600,000  $ 94,512   $189,025   $236,281   $283,537   $330,793   $  365,293
  700,000  $110,512   $221,025   $276,281   $331,537   $386,793   $  427,043
  800,000  $126,512   $253,025   $316,281   $379,537   $442,793   $  488,793
  900,000  $142,512   $285,025   $356,281   $427,537   $498,793   $  550,543
1,000,000  $158,512   $317,025   $396,281   $475,537   $554,793   $  612,293
1,100,000  $174,512   $349,025   $436,281   $523,537   $610,793   $  674,043
1,200,000  $190,512   $381,025   $476,281   $571,537   $666,793   $  735,793
1,300,000  $206,512   $413,025   $516,281   $619,537   $722,793   $  797,543
1,400,000  $222,512   $445,025   $556,281   $667,537   $778,793   $  859,293
1,500,000  $238,512   $477,025   $596,281   $715,537   $834,793   $  921,043
1,600,000  $254,512   $509,025   $636,281   $763,537   $890,793   $  982,793
1,700,000  $270,512   $541,025   $676,281   $811,537   $946,793   $1,044,543

(1) Earnings include salary, certain incentive payments including annual cash bonuses, but excludes awards under long-term incentive programs and the Company match in the Company savings plans. For the named executive officers, only the amounts shown in the Summary Compensation Table as Salary and Bonus under Annual Compensation constitute FAE. As of December 31, 1998, final average earnings for the individuals named in the Summary Compensation Table were as follows: D. L. Burner, $963,109; M. O. Larsen, $546,354; D. B. Price, Jr., $466,333; and L. C.
Vinney, $372,434.

(2) In computing the pension amounts shown, it was assumed that an employee would retire at age 65 and elect to receive a five year certain and continuous annuity under the pension plan and that the employee would not elect any of the available "survivor options," which would result in a lower annual pension. Pensions are not subject to any deduction for Social Security or any other offset amounts.

(3) As of January 31, 1999, the six Executive Officers named in the cash compensation table had the following credited years of service under the pension plan (including, where appropriate, up to the 4 additional years): D. L. Burner, 19 years, 9 months; M. O. Larsen, 23 years, 11 months; D. B. Price Jr., 1 year, 7 months; and L. C. Vinney 7 years, 4 months.

(4) Certain recently hired executives, including D. L. Burner and D. B. Price Jr., became vested in benefits immediately and earn an additional benefit equal to 1.6 percent for each of their first 15 years with the Company. As of December 31, 1998, the accrued additional benefits per year were as follows: D. L. Burner, $231,146; and D. B. Price, Jr., $11,195. These benefits are payable under a non-qualified supplemental plan funded in part with life insurance policies.

(5) Any benefits shown in the chart which exceed the level of benefits permitted to be paid from a tax-qualified pension plan under the Internal Revenue Code are payable under a non-qualified supplemental pension plan, funded in part with life insurance policies.

(6) R. H. Rau does not participate in the Company's pension plan noted above. See "Compensation Arrangements" for a description of Mr. Rau's compensation and retirement benefits.

MANAGEMENT CONTINUITY AGREEMENTS

  In 1984 the Company first entered into management continuity agreements (the "Agreements") with certain employees, which include all of the executive officers named in the preceding compensation table other than Mr. Rau. Presently there are 12 Agreements in effect. The purpose of the Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change in control of the Company. The Agreements are not ordinary employee agreements and do not provide any assurance of continued employment unless there is a "change in control." They generally provide for a two-year period of employment commencing upon a change in control which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of the Company's outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of the Directors of the Company, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity. The Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change in control and generally with the same benefits and level of compensation, including average annual increases. The individuals have the right to terminate their employment voluntarily during the 30 day period commencing one year following a change in control (the "Window Period") for any reason and receive compensation. If the individual's employment is terminated by the Company or its successor for reasons other than "cause" or is terminated voluntarily by the individual for a "good reason" (in each case as defined in the Agreements) the individual would be entitled to receive compensation for up to three years at the individual's base salary rate in effect at the time of the change in control, together with continuation of all benefits and perquisites and incentive compensation payable each year equal to the greater of that paid with respect to the most recent period prior to such termination or the "target incentive amount" for the period in which the change in control or termination occurs. The Agreements provide for a tax gross-up for any excise tax due under the Internal Revenue Code for these types of agreements. The approval by the Company's shareholders of the issuance of BFGoodrich stock in connection with the proposed merger with Coltec Industries Inc will constitute a change in control under the Agreements. Messrs. Burner, Larsen, Price and 3 other officers have agreed to waive certain rights under their agreements so the shareholder approval with respect to the Coltec merger will not constitute a change in control.

COMPENSATION ARRANGEMENTS

  Under Mr. Rau's employment agreement with Rohr, Inc., upon the execution of the merger agreement with BFGoodrich he was entitled to a payment of $2,240,700 plus $1,654,918 as a tax gross-up to offset taxes due upon these types of payments under the Internal Revenue Code. Mr. Rau retired effective January 1, 1999 and is entitled to a retirement benefit of $420,414 per year. The amount was reduced by the amount of the retirement benefit he receives from Parker Hannifin, his former employer. The benefit will continue as a 100% joint and survivor benefit for his and his wife's lifetime, with a guaranteed payment to the survivor's estate for at least 10 years. For the three year period beginning January 1, 1999 and continuing through December 31, 2001, Mr. Rau will serve as a consultant to BFGoodrich at a fee of $28,000 per month. Mr. Rau shall not be entitled to any additional compensation for serving as a Director. Mr. Rau has agreed not to engage in any activity which competes with BFGoodrich through December 31, 2001.

                CUMULATIVE TOTAL SHAREHOLDER PERFORMANCE GRAPHS

  Set forth below is a line graph showing the yearly percentage change in the cumulative total shareholder return for the Company's Common Stock with the similar returns for the Standard & Poor's 500 Stock Index, the Standard & Poor's Specialty Chemicals Index and the Standard & Poor's Aerospace/Defense Index. Each of the returns is calculated assuming the investment of $100 in each of the securities on December 31, 1993 and reinvestment of dividends into additional shares of the respective equity securities when paid. The graph plots the respective values on the five single days which are the last trading days of calendar years 1993 through 1998. Past performance is not necessarily indicative of future performance.
CUMULATIVE TOTAL SHAREHOLDER GRAPH

                                           The                                                  CHEMICALS
        Measurement Period              BFGoodrich         S&P 500       AEROSPACE/DEFENSE-    (SPECIALTY)-
       (Fiscal Year Covered)             Company            INDEX               500                500
Dec92                                             100               100                100                100
Dec93                                           86.35            110.08             130.07             114.02
Dec94                                           97.76            111.53             140.69              99.54
Dec95                                          159.33            153.45             232.83             130.83
Dec96                                          195.00            188.68             311.43             134.19
Dec97                                          204.87            251.63             320.40             166.17

                                                 1994/1998
         COMPANY/INDEX                       CUMULATIVE RETURN
         -------------                       -----------------
The BFGoodrich Company                            211.00
S&P 500 Index                                     293.91
Aerospace/Defense                                 188.83
Specialty Chemicals                               124.11

                               BOARD OF DIRECTORS

COMPENSATION OF DIRECTORS

  During 1998 each non-employee Director of the Company received fixed compensation for serving as a Director at the rate of $40,000 per year, plus $1,000 for each Board and Board Committee meeting attended, except that the chairperson of a Committee would receive $1,500 for each meeting of that Committee attended. One half of the fixed compensation is deferred into a phantom BFGoodrich share account and is paid out in shares of BFGoodrich stock following termination of service as a Director. Dividends which would be earned on the phantom share account will be credited to the account in additional phantom shares. Directors may elect to defer a portion or all of the remaining fixed compensation into the phantom share account. The Board believes that a portion of Director's compensation should be based on the Company's Common Stock similar to executive compensation. This should more closely align the financial interests of Directors with the financial interests of shareholders.

  In September 1995, the Board of Directors replaced the existing cash retirement plan for Directors with a new Directors' Phantom Share Plan. Under the terms of the plan, outside Directors will receive annual grants of phantom shares equal in value to the current annual retainer for up to ten years. Dividend equivalents will accrue on all phantom shares credited to a Director's account. All phantom shares become fully vested at the earlier of five years from the date of grant, the Director's termination of Board service after age 55, or upon a change in control of the Company as defined in the Company's Stock Option Plan. The approval by the Company's shareholders of the issuance of BFGoodrich stock in connection with the proposed merger with Coltec Industries Inc will constitute a change in control. As a result Ms. Creel and Mr. Glore will become vested in their phantom share account. Following termination of service as a Director, the vested number of phantom shares will be paid to each Director in twelve monthly installments. The value of each phantom share is determined on the relevant date by the fair market value of the Company's Common Stock. The former cash retirement plan provided upon retirement from the Board of Directors after reaching the age of 55 with at least ten years of service as a Director, any non-employee Director would be entitled to receive an annual amount equal to the fixed compensation level in effect at the time of retirement. A retiring Director who has reached age 55 and has served for at least five but less than ten years would be entitled to a reduced amount equal to 50% of the fixed compensation level in effect at retirement, plus 10% of such compensation level for each additional year of service (rounded to the nearest whole year) up to ten. Transitional provisions have been provided between the old cash retirement plan and the new Directors' Phantom Share Plan based on a Director's years of service as of September 1995. Directors with more than ten years of service will continue to be eligible under the old plan but will not receive any phantom shares under the new plan. Outside Directors with at least five but less than ten years service will continue to be eligible to receive benefits under the old plan with respect to their accrued benefits through the date of the adoption of the Directors' Phantom Share Plan and will receive annual grants of phantom shares through their tenth year. Outside Directors with less than five years of service will receive no benefits under the old plan, but received initial grants of phantom shares equal to the current annual cash retainer times the number of completed years of service and will thereafter receive annual grants of phantom shares up to an aggregate of ten years. Retired Directors will continue to receive their retirement benefits.

INSURANCE

  As authorized by Section 726 of the Business Corporation Law of the State of New York and the Company's By-Laws, the Company has purchased insurance providing indemnification for the Company and its subsidiaries as well as their directors and officers. The insurance is part of a package which includes employment practices, fiduciary and crime insurance coverage. The insurance coverage was written by Federal Insurance Company, Reliance Insurance Company, Royal Insurance Co. of America, Executive Risk Indemnity, Inc., Continental Casualty Co. and Zurich Insurance Company, commencing June 19, 1998, for a three-year period, at a total premium cost of $2,333,750.

     MEETINGS BY AND CERTAIN COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS

1. MEETINGS

  The Company's Board of Directors held eleven meetings in 1998. All Directors attended more than 75% of the aggregate total number of meetings held in 1998 by the Board of Directors and the Committees of the Board of Directors on which they served.

2. CERTAIN COMMITTEES

  The standing Committees of the Board of Directors are identified in the Annual Report to Shareholders. They include the following (with membership as of December 31, 1998):

  AUDIT COMMITTEE -- Alfred M. Rankin, Jr., Chairman; Jeanette Grasselli Brown, Vice Chairman; Diane C. Creel; George A. Davidson, Jr.; Jodie K. Glore; Douglas
E. Olesen; and Richard de J. Osborne. Function: Reviews with the independent auditors and the General Auditor the scope of the audit and the results of the audit examination by the independent auditors; considers and recommends to the Board of Directors the selection of the independent auditors for the next year; reviews with management and the independent auditors the annual financial statements of the Company; reviews the system of internal controls with the independent auditors, the General Auditor and other financial officers and the General Counsel of the Company, and maintains open communications with them; reviews periodically the quality and adequacy of the Company's financial organization and personnel; reviews material pending legal proceedings with the General Counsel and keeps abreast of changing areas of law with potential impact on the Company; reviews periodically and exercises oversight with respect to the legal and ethical compliance policies of the Company; exercise oversight and review compliance with respect to laws, regulations and policies concerning environmental, health and safety matters; review periodically the organization, quality and adequacy of staffing for such compliance; and review claims, demands and administrative and legal proceedings regarding environmental, health and safety matters. Three meetings were held in 1998.

  COMMITTEE ON GOVERNANCE -- James J. Glasser, Chairman; Alfred M. Rankin, Jr., Vice Chairman; George A. Davidson and A. Thomas Young. Function: Recommends candidates for the Board of Directors of the Company; reviews annually the tenure of each Director; and considers the size and composition of the Board, the ratio of non-employee to employee Directors, compensation and retirement of Directors, frequency and format of Board meetings, Committee structure, service on Committees and management succession planning. All candidates for Director of the Company are considered and selected strictly on the basis of their ability to contribute to the deliberations of the Board of Directors. Shareholders of the Company wishing to recommend candidates for the Board may submit the names of such candidates, together with any desired supporting information, to the Secretary of the Company. This information is made available to the Committee on Governance to assist it in fulfilling its duties in this area. One meeting was held in 1998.

  COMPENSATION COMMITTEE -- George A. Davidson, Jr., Chairman; James J. Glasser, Vice Chairman; Jeanette Grasselli Brown; Jodie K. Glore and James R. Wilson.
Function: Reviews and recommends to the Board of Directors of the Company the adoption or amendment of the various compensation and benefit plans and programs maintained for the Officers and other key employees of the Company, including any stock option or incentive compensation plans; reviews and approves specific matters which are consistent with such plans and programs; reviews and approves certain compensation and benefit arrangements for senior management; approves the terms and conditions of awards under the Stock Option Plan within the limits in the Plan; makes awards under the Stock Option Plan and the Long-Term Incentive Plan; establishes the annual merit salary increase budget for corporate staff executives; reviews and approves compensation for individuals holding the offices of Executive Vice President or higher. Four meetings were held in 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  All Directors and executive officers filed all reports required by Section 16(a) of the Securities and Exchange Act in a timely fashion.

             2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors on February 15, 1999 appointed the firm of Ernst & Young LLP, subject to ratification by the shareholders at the Annual Meeting, to audit the accounts of the Company with respect to its operations for the year 1999 and to perform such other services as may be required. Should this firm of auditors be unable to perform these services for any reason, the Board of Directors will appoint other independent auditors to perform these services.

  Representatives of the firm of Ernst & Young LLP, the Company's auditors for the most recently completed fiscal year, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFYING THIS APPOINTMENT.

                    3. REAUTHORIZATION OF STOCK OPTION PLAN

STOCK OPTION PLAN

  The Board of Directors is submitting a proposal for approval by the shareholders to reauthorize the Company's existing Stock Option Plan, which was last authorized in 1996. The current Stock Option Plan only has 26,964 shares available for grant. The Board of Directors believes that the current plan has been an important factor in attracting, keeping and motivating key employees, and further believes that this type of incentive should continue to be offered in the future. As a result, the Board proposes and recommends an amendment to the current plan which, as amended (the "Plan"), is set forth in Appendix B to this proxy statement. The Plan, which would allow stock options to be granted through April 19, 2004, is substantially similar to the current plan. The Plan gives broad discretion to fashion awards to meet unique incentive requirements. Reference is made to Appendix B for the specific provisions, which are summarized in the following paragraphs.

  The Plan makes 5,000,000 shares of the Company's common stock available for grant. The plan is administered by the Compensation Committee of the Board of Directors. The Committee shall consist of at least three members who shall not be eligible to participate in the Plan.

  Stock Options

  The Committee may grant options to purchase the Company's common stock at not less than fair market value. The Plan specifically prohibits the repricing of options after they are granted, or the exchange or "swapping" of lower priced options for higher priced options. The Committee is comprised solely of independent directors.

  The Plan provides for the grant of stock options which qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, as well as stock options which do not qualify for such treatment. The Plan would also permit the granting of other statutory stock options pursuant to any future provisions of the Internal Revenue Code. The federal income tax treatment of Incentive Stock Options is generally more favorable to optionees than the treatment accorded other options. It is also less favorable to the Company because the Company will generally not receive a tax deduction with respect to Incentive Stock Options. (See "Federal Income Tax Treatment" below.) Under current law, the maximum amount of Incentive Stock Options which may be granted to an individual which are exercisable for the first time during any calendar year may not exceed $100,000 in aggregate fair market value.

  The Plan provides that, subject to certain limitations with respect to the price and term of options and rights upon termination of employment, discussed below, the Committee shall have the authority in its discretion to specify all other terms and conditions. The Committee may, in its discretion, grant options to purchase the Company's common stock to Officers and other salaried employees of the Company or its subsidiaries (including Directors who are also Officers or employees but not to Directors who are not employees of the Company). It may also determine the term of each option, which may not exceed 10 years from the date of the granting thereof, and may permit payment upon exercise to be made in common stock of the Company owned by the optionee, valued at the fair market value on the date of exercise, or other acceptable forms of consideration equal in value to the option price. The Committee may place limitations on the pyramiding of shares in payment of the option price.

  Stock Appreciation Rights

  The Plan also would authorize the Committee to grant stock appreciation rights and/or limited stock appreciation rights in connection with any option granted by the Committee. A stock appreciation right would, subject to the terms and conditions set forth in the Plan, allow an employee to surrender the related stock option and receive payment for the difference between the stock option price and the price of the Company's common stock on the date on which the appreciation right is exercised. Such payment may, in the sole discretion of the Committee, be made in either stock or cash or in any combination thereof. A limited stock appreciation right entitles the optionee to elect to receive the appreciation on the option in cash for a 60-day period generally commencing following a "change in control."

  Stock appreciation rights and limited stock appreciation rights may be granted at the time of the granting of the related stock options or any time thereafter during the term of the related stock options. The number of stock appreciation rights and limited stock appreciation rights granted shall not exceed the number of shares which may be purchased upon the exercise of the related options and shall be exercisable only so long as related options are exercisable.

  Although the Committee has authority to issue stock appreciation rights, as it does under the existing plan, the Committee has not granted stock appreciation rights since the Securities and Exchange Commission modified the rules relating to the short swing profit liability provisions of the Securities Exchange Act of 1934 with respect to the exercise and sale of stock options by executive officers in 1991. The Committee has no present intentions of granting stock appreciation rights, although it does grant limited stock appreciation rights exercisable under certain conditions to those employees who are subject to such short swing profit liability provisions.

  Performance Share Awards

  The Committee may award performance shares which are contingent upon the attainment of performance objectives. The Plan provides that the performance objectives which may be used are Net Income, Pre-tax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow, Working Capital, Share Appreciation, Total Shareholder Return and Earnings per Share of Common Stock. The performance objectives will be calculated without regard to any change in accounting standards adopted pursuant to the Financial Accounting Standards Board which will affect a performance objective by ten percent or more.

  Restricted Share Awards

  The Committee may award restricted shares which are subject to conditions including continued employment with the Company. The maximum number of restricted shares which may be awarded under the Plan is 250,000 shares.

  Other Awards

  The Plan permits the Committee to make other types of awards, including awards which are based in whole or in part on the value of the Company's common stock, in lieu of making awards in actual shares of stock. The Committee may permit deferral of cash or stock based awards.

  Miscellaneous

  No individual may receive awards for more than 200,000 shares in any calendar year.

  The Plan authorizes the delegation of authority with respect to up to 10% of the shares authorized under the Plan to the Chief Executive Officer of the Company and other officers, but only with respect to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

  The Committee has discretion to make such provisions as it deems appropriate with respect to the effect, if any, termination of employment will have on any grants or awards under this or any prior stock option plan. Any shares in respect of which awards have been forfeited, lapsed, expired, been canceled, withheld to satisfy withholding tax obligations or otherwise been returned to the Company shall again be available for awards under the Plan. However, upon surrender of a stock option on exercise of the related appreciation right, the number of shares subject to the surrendered option shall be charged against the maximum number of shares issuable under the Plan and shall not be available for future awards.

  The Committee may require that any Federal, state or local withholding tax requirements be satisfied by withholding shares of common stock.

  Options and any related appreciation rights and other awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, or as the Committee approves.

  If actual shares are awarded subject to performance objectives, continued service, or other conditions, they may be registered in the participant's name but held by the Company or be retained in book-entry form. In such event the participant will be entitled to receive all dividends and other distributions and shall have voting rights. Stock awards with respect to which the restrictions are not removed shall be forfeited to the Company. Any award of restricted shares which is conditioned upon continued employment shall be conditional upon continued employment for a minimum period of two years and ten months following the award, except in the case of death, disability or retirement.

  The Plan provides that in the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation or any merger in which the Company is the surviving corporation but the holders of its common stock receive securities of another corporation (collectively, a "Restructuring"), any outstanding options under the Plan shall terminate, provided that each optionee has the right immediately prior to such Restructuring to exercise any unexpired option and/or stock appreciation right in whole or in part without regard to the exercise date contained in such option. The number of shares available under the Plan and the price at which shares may be purchased are subject to adjustment in the event of any stock split, stock dividend, combination of shares, reorganization or other change in the structure of the Company. The time within which options and/or stock appreciation rights may be exercised in full shall be accelerated in the event of a "change in control" which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the common stock or combined voting power of the Company's outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of the Directors of the Company, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity.

  The Plan may be amended by the Board, except that no amendment shall be made without the approval of shareholders which has the effect of increasing the number of shares of stock subject to the Plan, but no amendment may adversely affect any rights or obligations with respect to awards previously made. Unless the time for granting awards shall be extended with the approval of shareholders, no awards shall be granted under the Plan after April 19, 2004.

  Federal Income Tax Treatment

  The following is a summary of the current federal income tax consequences upon the granting and exercise of stock options, stock appreciation rights, limited stock appreciation rights and stock awards.

  (a) Incentive Stock Options. An employee who is granted an Incentive Stock Option under the Plan will not be subject to federal income tax upon the grant or exercise of the option. However, the exercise of an Incentive Stock Option is a tax preference item and may be subject to the alternative minimum tax.

  In the event of a sale of the shares received upon exercise of an Incentive Stock Option after two years from the date of grant and after one year after the date of exercise (the "Holding Period") any appreciation of the shares received above the exercise price should be a capital gain. The highest rate applicable to long term net capital gains is 20 percent. The Company would not be entitled to a tax deduction with respect to the grant or exercise of an Incentive Stock Option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an Incentive Stock Option are sold by the employee before the end of the Holding Period, any gain on the sale will be ordinary income for the taxable year in which the sale occurs. Income will be realized only to the extent the amount received upon sale exceeds the employee's adjusted basis for the stock. The Company will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

  (b) Non-incentive Stock Options. An employee who is granted a stock option under the Plan that is not an Incentive Stock Option will not be subject to federal tax upon the grant of the option and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a stock option under the Plan that is not a statutory Incentive Stock Option, the excess of the fair market value of the share on the exercise date over the option price will be considered compensation taxable as ordinary income to the employee. The Company may claim a tax deduction in the amount of the taxable compensation realized by the employee.

  (c) Stock and Limited Stock Appreciation Rights. Stock appreciation rights will not result in taxable income to the recipient or a tax deduction for the Company at the time of grant. The exercise of stock appreciation rights will result in compensation taxable as ordinary income to the employee and a tax deduction to the Company in the amount of any cash paid or the fair market value of any shares issued or transferred.

  (d) Stock Awards. Stock awards made without restrictions are subject to federal tax to the recipient and are deductible to the Company. Stock awards with restrictions will not be subject to federal tax upon grant and the Company will not be entitled to a tax deduction upon grant. Upon lapse of restrictions, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the recipient and the Company may claim a tax deduction at the same time in the same amount. Dividends paid on shares subject to restrictions will be deemed compensation to the recipient and deductible by the Company.

  Estimate of Benefits

  Currently, the Compensation Committee grants stock options on an annual basis, with the number of options determined by dividing the fair market value of the Company's common stock on the grant date into a specified percentage of each optionee's salary midpoint, rounded to the next higher 100 shares. The percentage of salary midpoint increases with the amount of the salary midpoint. The next anticipated grant of options is January, 2000. The following table shows anticipated stock option grants to the identified individuals and groups if the awards were based on the fair market value of BFGoodrich common stock of $34.09375 on February 26, 1999. The actual number of stock options granted will, of course, depend on the fair market value on the date of grant. For future grants, the Committee could modify its guidelines.

                               NEW PLAN BENEFITS
                                 STOCK OPTIONS

                                                                  NUMBER
                     NAME AND POSITION                          OF OPTIONS
                     -----------------                          ----------
D. L. Burner................................................     102,700
  Chairman, President and Chief Executive Officer
R. H. Rau...................................................         -0-
  President, BFGoodrich Aerostructures Group
M. O. Larsen................................................      49,300
  Executive Vice President and President, BFGoodrich
  Aerospace
D. B. Price, Jr.............................................      44,800
  Executive Vice President and President, BFGoodrich
  Performance Materials
L. C. Vinney................................................      29,500
  Senior Vice President and Chief Financial Officer
Executive Group.............................................     282,300
Non-Executive Director Group................................         -0-
Non-Executive Officer Employee Group........................    1,096,289

  It is expected that the Compensation Committee will make awards of phantom Performance Shares under the Company's Long Term Incentive Plan, which is based on the Stock Option Plan to individuals at its meeting on April 19, 1999, if the Stock Option Plan is reauthorized by the shareholders on that date.

  Currently, the Committee makes awards every year, based on overlapping three-year performance cycles. At the beginning of each three-year cycle the Committee establishes the performance goals, which for the 1998-2000 awards was Company return on equity. Grants are credited as phantom Performance Shares in a book account for each participant. Each phantom Performance Share is equivalent to one share of BFGoodrich common stock. Participants will be entitled to a payout of shares at the end of each Plan cycle only if the threshold performance standard is met. The number of shares to be received will range from 50% to 150% of the total phantom Performance Share account (including shares credited through dividend equivalents). Awards will be paid in actual BFGoodrich common shares.

  Guidelines establish a target award of Performance Shares with the aggregate market value of the shares awarded based upon a percentage of salary midpoint depending upon the individual's position level with the Company -- the higher the position level the greater the percentage. The determination of whether to make an award is dependent upon the individual's past performance and expectations of future performance.

  The following table sets forth the anticipated dollar value of the award together with the number of shares to be awarded, if the awards were based on the fair market value of BFGoodrich common stock of $34.09375 on February 26, 1999. The actual number of phantom Performance Shares to be awarded will, of course, depend on the fair market value on the date of grant. For future awards the Committee could modify its guidelines.

                            LONG-TERM INCENTIVE PLAN

                                                                DOLLAR       NUMBER
                     NAME AND POSITION                         VALUE($)     OF UNITS
                     -----------------                        ----------    --------
D. L. Burner................................................  $1,181,250     34,700
  Chairman, President and Chief Executive Officer
R. H. Rau...................................................         -0-        -0-
  President, BFGoodrich Aerostructures Group
M. O. Larsen................................................     552,000     16,200
  Executive Vice President and President, BFGoodrich
  Aerospace
D. B. Price, Jr.............................................     500,940     14,700
  Executive Vice President and President, BFGoodrich
  Performance Materials
L. C. Vinney................................................     328,500      9,700
  Senior Vice President and Chief Financial Officer
Executive Group.............................................   3,182,690     93,700
Non-Executive Director Group................................         -0-
Non-Executive Officer Employee Group........................   6,901,688    202,500

  Dilution

  As of February 26, 1999, there are 26,964 shares of the Company's Common stock outstanding and there are options to purchase 5,285,539 shares of stock. If the proposed merger with Coltec Industries Inc is consummated (a separate proxy statement for a special meeting of shareholders' is being circulated), shares of BFGoodrich stock will be exchanged for Coltec stock and outstanding Coltec stock options will become exercisable for BFGoodrich stock. As a result, following the merger, it is estimated that a total of 109,789,212 shares of common stock will be outstanding and an aggregate of 8,335,299 shares will be subject to outstanding options.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE REAUTHORIZATION OF THE STOCK OPTION PLAN.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters which may properly be presented to the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

  Under the Company's By-Laws shareholders entitled to vote at the meeting may bring business before the annual meeting if such shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Consequently for the 1999 Annual Meeting such notice must have been received between December 21, 1998 and January 20, 1999. Such notice shall set forth as to each matter a brief description thereof and the reasons for conducting such business at the annual meeting. The notice shall also provide (i) the name and address of the shareholder proposing such business as well as any other shareholders believed to be supporting such proposal, (ii) the number of shares of each class of stock of the Company owned by such shareholders, and (iii) any material interest of such shareholders in such proposal. See Appendix A for the full text of the relevant section of the By-Laws.

  The Company has not received any notice of additional business to be presented at the meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders, of course, may and are encouraged to ask appropriate questions at the annual meeting without having to comply with the notice provisions.

                             SHAREHOLDERS PROPOSALS

  Proposals of shareholders intended to be presented at the 2000 Annual Meeting and which are intended to be included in the proxy statement must be received by the Office of the Secretary no later than November 5, 1999. The Company suggests that all such proposals be sent by certified mail, return receipt requested.

  The Company's current address is The BFGoodrich Company, 4020 Kinross Lakes Parkway, Richfield, Ohio 44286-9368. If the proposed merger with Coltec Industries Inc is completed it is anticipated the Company's new address will be 3 Coliseum Centre, 2550 West Tyvola Road, Charlotte, NC 28217.

Dated March 4, 1999                           By Order of the Board of Directors
                                                   Nicholas J. Calise, Secretary

                     PLEASE DATE, SIGN AND MAIL YOUR PROXY

APPENDIX A

                                    BY-LAWS

                             ARTICLE I, SECTION 10

  SECTION 10. (A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A) (1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, a brief description of any arrangement or understanding between such person and any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a nominee, and the written consent of such person(s) to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, of such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder, such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business.

  (3) Notwithstanding anything in the second sentence of paragraph (A) (2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

  (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting
(a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (A) (2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

  (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

APPENDIX B

                           PROPOSED STOCK OPTION PLAN

                            THE B.F.GOODRICH COMPANY

                               STOCK OPTION PLAN

                           (EFFECTIVE APRIL 19, 1999)

  1. PURPOSE. The purpose of the Plan is to promote the interests of the shareholders by providing stock-based incentives to selected employees to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of the Company. In furtherance of this objective, stock options, stock appreciation rights, performance shares, restricted shares, phantom shares, common stock, and/or other incentive awards may be granted in accordance with the provisions of this Plan.

  2. ADMINISTRATION. The Plan is to be administered by the Compensation Committee or any successor committee (the "Committee") of the Board of Directors of the Company. The Committee shall consist of at least three members who shall not be eligible to participate in the Plan. The Committee shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.

  The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make awards under the Plan with respect to not more than ten percent of the shares authorized under the Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make awards to Participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

  3. SHARES AVAILABLE FOR THE PLAN. An aggregate of 5,000,000 shares of common stock of the Company shall be available for delivery pursuant to the provisions of the Plan. Such shares may be either authorized but unissued shares or treasury shares. Any shares awarded under the Plan which are not issued or otherwise are returned to the Company, whether because awards have been forfeited, lapsed, expired, been canceled, withheld to satisfy withholding tax obligations or otherwise, shall again be available for other awards under the Plan. However, upon surrender of a stock option or exercise of any related stock appreciation right, the number of shares subject to the surrendered option shall be charged against the maximum number of shares issuable under the Plan and shall not be available for future awards.

  4. LIMITATION ON AWARDS. No individual employee may receive awards under this Plan with respect to more than 200,000 shares in any calendar year.

  5. TERM. No awards may be made under this Plan after April 19, 2004.

  6. ELIGIBILITY. Awards under the Plan may be made to any salaried, full-time employee of the Company or any subsidiary corporation of which more than 50% of the voting stock is owned by the Company. Directors who are not full-time employees are not eligible to participate.

  7. STOCK OPTIONS. The Committee may in its discretion from time to time grant to eligible employees options to purchase, at a price not less than 100% of the fair market value on the date of grant (the "option price"), common stock of the Company, subject to the conditions set forth in this Plan. The Committee may not reduce the option price of any stock option grant after it is made, except in connection with a Corporate Reorganization, nor may the Committee agree to exchange a new lower priced option for an outstanding higher priced option.

  The Committee, at the time of granting to any employee an option to purchase shares or any related stock appreciation right or limited stock appreciation right under the Plan, shall fix the terms and conditions upon which such option or appreciation right may be exercised, and may designate options incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or any other statutory stock option that may be permitted under the Internal Revenue Code from time to time, provided, however that (i) the date on which such options and related appreciation rights shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) in the case of options designated as incentive stock options, in accordance with provisions of the Internal Revenue Code and
(iii) in case of any other statutory stock option permitted under the Internal Revenue Code, then in accordance with such provisions as in effect from time to time.

  Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions, including but not limited to provisions for the exercise of options in installments, the time limits during which options may be exercised, and in lieu of payment in cash, the exercise in whole or in part of options by tendering common stock of the Company owned by the employee, valued at the fair market value on the date of exercise or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of common stock for all or part of the option price, including limitations on the pyramiding of shares.

  8. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant stock appreciation rights and limited stock appreciation rights (as hereinafter described) in connection with any stock option, either at the time of grant of such stock option or any time thereafter during the term of such stock option. Except for the terms of this Plan with respect to limited stock appreciation rights, each stock appreciation right shall be subject to the same terms and conditions as the related stock option and shall be exercisable at such times and to such extent as the Committee shall determine, but only so long as the related option is exercisable. The number of stock appreciation rights or limited stock appreciation rights shall be reduced not only by the number of appreciation rights exercised but also by the number of shares purchased upon the exercise of a related option. A related stock option shall cease to be exercisable to the extent the stock appreciation rights or limited stock appreciation rights are exercised. Upon surrender to the Company of the unexercised related stock option, or any portion thereof, a stock appreciation right shall entitle the optionee to receive from the Company in exchange therefor (a) a payment in stock as determined below, or (b) to the extent determined by the Committee, the cash equivalent of the fair market value of such payment in stock on the exercise date had the employee been awarded a payment in stock instead of cash, or any combination of stock and cash. The number of shares which shall be issued pursuant to the exercise of stock appreciation rights shall be determined by dividing (1) the total number of stock appreciation rights being exercised multiplied by the amount by which the fair market value of a share of common stock of the Company on the exercise date exceeds the option price of the related option, by (2) the fair market value of a share of common stock of the Company on the exercise date. No fractional shares shall be issued.

  The grant of limited stock appreciation rights will permit a grantee to exercise such limited stock appreciation rights for cash during a sixty-day period commencing on the date on which any of the events described in the definition of Change in Control occurs. The amount of cash received upon the exercise of any limited stock appreciation rights shall equal the excess, if any, of the fair market value of a share of the Company's common stock on the date of exercise of the limited stock appreciation rights, over the option price of the stock option to which the limited stock appreciation rights relate.

  9. PERFORMANCE SHARE AWARDS. The Committee may make awards in common stock or phantom shares subject to conditions established by the Committee which may include attainment of specific performance objectives ("Performance Share Awards"). Performance Share Awards may include the awarding of additional shares upon attainment of the specified performance objectives.

  10. PERFORMANCE OBJECTIVES. Performance objectives that may be used under the Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow, Working Capital, Share Appreciation, Total Shareholder Return and Earnings Per Share of Common Stock of the Company (the "Performance Objectives").

  11. RESTRICTED SHARES. The Committee may make awards in common stock subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries. Any award of Restricted Shares which is conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of two years and ten months following the award, except in the case of death, disability or retirement. The maximum number of Restricted Shares that may be awarded under the plan shall be 250,000 shares.

  12. OTHER AWARDS. The Committee may make awards authorized under this Plan in units or phantom shares, the value of which is based, in whole or in part, on the value of the Company's common stock, in lieu of making such awards in common stock. The Committee may provide for the awards to be paid in cash, in the Company's common stock, or in a combination of both cash and Company common stock, under such terms and conditions as in its discretion it deems appropriate.

  13. DEFERRED AWARDS. The Committee may permit recipients of awards to elect to defer receipt of such awards, either in cash or in Company common stock, under such terms and conditions that the Committee may prescribe. The Committee may authorize the Company to establish various trusts or make other arrangements with respect to any deferred awards.

  14. FAIR MARKET VALUE. For all purposes of this Plan the fair market value of a share of stock shall be the mean of the high and low prices of the Company's common stock on the relevant date as reported on the New York Stock Exchange -- Composite Transactions listing (or similar report), or, if no sale was made on such date, then on the next preceding day on which such a sale was made.

  15. TERMINATION OF EMPLOYMENT. The Committee may make such provisions as it, in its sole discretion, may deem appropriate with respect to the effect, if any, the termination of employment will have on any grants or awards under this or any prior stock option plan.

  16. ASSIGNABILITY. Options and any related appreciation rights and other awards granted under this Plan shall not be transferable other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time.

  17. CORPORATE REORGANIZATION. The number and kind of shares authorized for delivery under the Plan and the price at which shares may be purchased may be adjusted appropriately in the event of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization, or other change in the structure of the Company or the nature of the shares of the Company. The determination of what adjustments, if any, are appropriate shall be made in the discretion of the Board of Directors or the Committee.

  In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation or any merger in which the Company is the surviving corporation but the holders of its common stock receive securities of another corporation, any outstanding options hereunder shall terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution, liquidation, merger, consolidation, sale of assets or reorganization in which the Company is not the surviving corporation or any merger in which the Company is the surviving corporation but the holders of its common stock receive securities of another corporation, to exercise any unexpired option and/or stock appreciation right in whole or in part without regard to the exercise date contained in such option. Nothing herein contained shall prevent the assumption and continuation of any outstanding option or the substitution of a new option by the surviving corporation.

  18. COMMITTEE'S DETERMINATION. The Committee's determinations under the Plan including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by it selectively among employees who receive, or are eligible to receive awards or grants under the Plan whether or not such employees are similarly situated. The Committee may, with the consent of the Participant, modify any determination it previously made.

  19. LEAVE OF ABSENCE OR OTHER CHANGE IN EMPLOYMENT STATUS. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by an employee or any other change in employment status, such as a change from full time employment to a consulting relationship, of an employee relative to any grant or award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence or other change in employment status shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence or other change in employment status on awards under the Plan theretofore made to any employee who takes such leave of absence or otherwise changes his or her employment status.

  20. WITHHOLDING TAXES. The Committee or its designee shall have the right to determine the amount of and require any Federal, state or local withholding tax be satisfied by withholding shares of common stock or other amounts which would otherwise be payable under the Plan.

  21. RETENTION OF SHARES. If shares of common stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees' names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards.

  22. DIVIDENDS AND VOTING. The Committee may permit each participant to receive or accrue dividends and other distributions made with respect to such awards under such terms and conditions as in its discretion it deems appropriate. With respect to shares actually issued, the Committee under such terms and conditions as in its discretion it deems appropriate, may permit the participant to vote or execute proxies with respect to such registered shares.

  23. FORFEITURE OF AWARDS. Any awards or parts thereof made under this plan which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited, and any shares of common stock issued shall revert to the Treasury of the Company.

  24. CONTINUED EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such employee.

  25. CHANGE IN CONTROL. For purposes of the Plan, a Change in Control shall mean:

  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

  (ii) During any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

  (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same propor-tions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

  (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

  26. EFFECT OF CHANGE IN CONTROL. Options and any related appreciation rights that are not then exercisable shall become immediately exercisable in the event of a Change in Control. The Committee may make such provision with respect to other awards under this Plan as it deems appropriate in its discretion.

  27. COMPLIANCE WITH LAWS AND REGULATIONS. Notwithstanding any other provisions of the Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

  28. AMENDMENT. The Board of Directors of the Company may alter or amend the Plan, in whole or in part, from time to time, or terminate the Plan at any time, provided however, that no amendment shall be made without the approval of the shareholders which has the effect of increasing the number of shares subject to this Plan (other than in connection with a Corporate Reorganization), but no such action shall adversely affect any rights or obligations with respect to awards previously made under the Plan.

   BF Goodrich Logo
   BF Goodrich Logo

                                                              [BF GOODRICH LOGO]

March 13, 1998

To our Shareholders:

The Annual Meeting of Shareholders will be held on the second floor of the John
S. Knight Center, 77 East Mill Street, Akron, Ohio on Monday, April 20, 1998, at 10:30 A.M.

The proxy statement contains information regarding the meeting, the nominees for election to the Board of Directors, the proposal to ratify the appointment of Ernst & Young LLP as independent auditors and the proposal to amend the Certificate of Incorporation to increase the number of authorized shares. To hear a recorded summary about the Annual Meeting of Shareholders and voting results, please call our new information service, Shareholder Direct, at 1-800-BFG-5987 on or after April 21.

It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.

If you plan to attend the meeting, please indicate this on the proxy card.

Sincerely,

/s/ David L. Burner

David L. Burner
Chairman and
Chief Executive Officer

                          Please Detach Proxy Card Here

--------------------------------------------------------------------------------

     [     ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
1. ELECTION OF DIRECTORS       FOR all nominees   [  ]       WITHHOLD AUTHORITY to vote      [  ]    EXCEPTIONS* (as marked    [  ]
                               listed below                  for all nominees listed below           to the contrary below)

   Jeanette Grassell Brown, David L. Burner, Diane C. Creel,
   George A. Davidson, Jr., James J. Glasser, Jodie K. Glore,
   Douglas E. Olesen, Richard de J. Osborne, Alfred M. Rankin, Jr.,
   Robert H. Rau, D. Lee Toblar, James R. Wilson and A. Thomas Young

   INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
   MARK THE "EXCEPTIONS" BOX AND AND WRITE THAT NOMINEE'S NAME ON THE SPACE
   PROVIDED BELOW.

   *EXCEPTIONS________________________________________________________________

2. Approval of Ernst & Young LLP as auditors.                                FOR     [  ]      AGAINST     [  ]      ABSTAIN    [  ]

3. Approval of amendment to the Certificate of Incorporation to Increase
   the number of authorized shares.                                          FOR     [  ]      AGAINST     [  ]      ABSTAIN    [  ]

4. Do you plan to attend the meeting?                                        YES     [  ]            NO    [  ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

                                             Change of Address and/or   [  ]
                                             Comments Mark Here


                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    Dated:_________________________, 1998

                                    ____________________________________________
                                                    Signature
                                    ____________________________________________
                                                    Signature
                                    ____________________________________________

                                    VOTES MUST BE INDICATED   [ X ]
                                    (X) IN BLACK OR BLUE INK.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                             THE BFGOODRICH COMPANY

                                    P R 0 X Y

         This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby authorizes David L. Burner and Nicholas J. Calise, or either of them, with full power of substitution, to represent the undersigned and to vote all Common Stock of THE BFGOODRICH COMPANY which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 20, 1998, and at any adjournment thereof, as indicated and in their discretion upon other matters as may properly come before the meeting.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

         This card also constitutes your voting Instructions for any and all shares held of record by The Bank of New York for your account In the Company's Dividend Reinvestment Plan.

         Please sign on the reverse side of this card and return it promptly in the enclosed return envelope to The Bank of New York, Proxy Department, New York, NY 10203-0029.

                                                    THE BFGOODRICH COMPANY
                                                    P.O. BOX 11029
                                                    NEW YORK, N.Y. 10203-0020





                       (Continued, and to be signed and dated, on reverse side.)